Exhibit 10(g)

SIXTH AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT

        THIS SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of July 30, 2004, is by and among CLARION TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and its subsidiaries party hereto (the Company and its subsidiaries are collectively referred to herein as the “Loan Parties” and individually referred to herein as a “Loan Party”), the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the “Banks”), and BANK ONE, NA, a national banking association with its main office in Chicago, Illinois, as agent on behalf of the Banks (in such capacity, the “Agent”).

RECITALS

        A.        The Loan Parties, the Banks, and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of April 14, 2003 (as amended, modified, restated, or replaced from time to time, the “Credit Agreement”), pursuant to which the Banks agreed, subject to the terms thereof, to extend credit to the Loan Parties. For purposes hereof, the term Loan Documents shall mean such term as defined in the Credit Agreement, plus this Amendment, and any documents executed and delivered in conjunction with this Amendment.

        B.        The parties hereto now desire to amend the Credit Agreement as set forth herein.

TERMS

        In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

        ARTICLE I. AMENDMENT. Upon the conditions set forth in Article III being fulfilled, the Credit Agreement shall be amended as follows:

        1.1

(a) The definition of the term “Capex Commitment Amount” is restated as follows:

“Capex Commitment Amount” means Three Million Dollars ($3,000,000), as reduced from time to time pursuant to Section 6.1.

(b) The following definition of the term “Capex Loan Outstandings” is added:

“Capex Loan Outstandings” means at any time, the aggregate principal amount of all outstanding Capex Loans

         1.2        Section 2.1.3 is deleted, and the following inserted in place thereof:

Capex Loan Commitment

        (a)        Each Bank will make loans to finance the purchase by the Company of machinery and equipment (“Capex Loans”) from time to time until the Termination Date in such Bank’s Pro Rata Share of such aggregate amounts as the Representative may request from the Agent on behalf of the Loan Parties; provided that the aggregate principal amount of all Capex Loans will not exceed the Capex Commitment Amount (the “Capex Loan Commitment”). Unless terminated earlier in accordance with the provisions of this Agreement, the Capex Loan Commitment shall terminate on the Termination Date.

        (b)        Subject to the conditions set forth in subsection (c) below, and unless the Loan Parties and the Agent agree otherwise, the outstanding amount of all principal and accrued but unpaid interest in respect of the Capex Loans as of the Termination Date shall be converted, on the Termination Date, to a single Term Loan maturing April 15, 2007 which shall be amortized based on an amortization term of 60 months. Upon conversion of the Capex Loans to a Term Loan as set forth herein, (i) the Loan Parties shall execute and deliver Term Notes in favor of the Banks in the form provided for Term Notes under this Agreement, and in accordance with the Banks’ respective Pro Rata Share of such converted Term Loan, and (ii) from and after the date of conversion, the converted aggregate amount of such Capex Loans shall be treated as a Term Loan for all purposes under this Agreement, including, without limitation, the provisions of Section 3.2 hereof. The Representative shall give written notice to the Agent of the interest rate it elects to be applicable to the Term Loan upon conversion, in accordance with the provisions of Section 2.2.3(b) of this Agreement.

        (c)        Notwithstanding any other provision of this Section 2.1.3, there shall be no obligation on the part of the Agent and the Banks to convert the outstanding amount of the Capex Loans as set forth herein, unless, as of the date of conversion (i) no Event of Default or event which with notice or the passage of time would constitute an Event of Default then exists hereunder or under any of the Loan Documents, (ii) there has been no material adverse change to the assets, business or financial condition of any of the Loan Parties, (iii) the Loan Parties shall have delivered all Term Notes and other documents required hereunder in connection with the conversion of the Capex Loans, (iv) all of the conditions precedent to the making of any loan set forth in this Agreement have been satisfied (as determined by the Agent), and (v) all other conditions precedent to the ongoing effectiveness of this Agreement have been satisfied (as determined by the Agent).

        (d)        If the Capex Loans are not converted to a Term Loan as provided herein for any reason, all of the principal of, and any accrued but unpaid interest in respect of the Capex Loans shall be due and payable in full on the Termination Date.

         1.3        Section 3.3 is deleted, and the following inserted in place thereof:

Capex Notes. The Capex Loans made by each Bank under the Capex Commitment shall be evidenced by the Capex Notes substantially in the form set forth in Exhibit C, with appropriate insertions, payable to the order of each such Bank in a principal amount not to exceed each such Bank’s Pro Rata Share of the Capex Loan Commitment. The unpaid principal amount of the Capex Loans shall bear interest which shall be due and payable as provided in Section 4 of this Agreement. Payments of principal to be made by the Loan Parties under the Capex Notes shall be made at the time, in the amounts and upon the terms set forth therein.

         1.4        The first sentence of Section 4.2 is restated as follows:

Accrued interest on each Base Rate Loan shall be payable in arrears on the fifteenth (15th) day of each calendar month and at maturity.

         1.5        Section 10.6.7 is restated as follows:

10.6.7 Capital Expenditures. Not permit the aggregate amount of all Capital Expenditures made by the Loan Parties to exceed $5,600,000.00 in the Fiscal Year ending December 31, 2004, and $2,000,000.00 in the Fiscal Year ending December 31, 2005.

         1.6        Section 6.1.1 is restated as follows:

Voluntary Reduction or Termination. The Loan Parties may from time to time on at least five Business Days’ prior written notice received by the Agent (which shall promptly advise each Bank thereof) permanently reduce either or both of the Revolving Commitment Amount and the Capex Loan Commitment to an amount not less than the Revolving Outstandings, or the Capex Loan Outstandings, respectively. Any such reduction shall be in an amount not less than $1,000,000 or a higher integral multiple of $1,000,000. Concurrently with any reduction of the Revolving Commitment Amount or the Capex Loan Commitment to zero, the Loan Parties shall pay all interest on the Revolving Loans or the Capex Loans (as the case may be) all non-use fees and all letter of credit fees and shall Cash Collateralize in full all obligations arising with respect to the Letters of Credit.

        1.7        The phrase “and Capex Loans” is deleted from the caption of Section 6.2.1 and the phrase “and the Capex Loans” is deleted from the body of Section 6.2.1.

         1.8        Section 6.2.2(b) is restated as follows:

If on any day the Revolving Outstandings exceed the Borrowing Base, or the aggregate amount of the Capex Loans exceed the Capex Commitment Amount, the Loan Parties shall immediately prepay the Revolving Loans, the Capex Loans, and/or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

         1.9        Section 6.3 is restated as follows:

Each voluntary partial prepayment of the Term Loan shall be in a principal amount of $500,000 or a higher integral multiple of $500,000. At any time there is more than one Bank party to this Agreement, each voluntary partial prepayment of the Revolving Credit Commitment or the Capex Loan Commitment shall be in a principal amount of $250,000 or a higher integral multiple of $50,000.00. Any partial prepayment of a Group of LIBOR Loans shall be subject to the proviso to Section 2.2.3(a). Any prepayment of a LIBOR Loan on a day other than last day of an Interest Period therefore shall include interest on the principal amount be repaid and shall be subject to Section 8.4. All prepayments of the Term Loan shall be applied pro rata in the inverse order of maturity to the remaining installments thereof.

         1.10        Exhibit C-1 hereto is substituted for Exhibit C to the Credit Agreement.

         1.11        Schedule 1.1 hereto is substituted for Schedule 1.1 to the Credit Agreement.

        ARTICLE II. REPRESENTATIONS AND WARRANTIES. Each of the Loan Parties represents and warrants to the Agent and the Banks that:

        2.1        The execution, delivery, and performance of this Amendment is within its powers, has been duly authorized by all necessary corporate or company action, as the case may be, and is not in contravention of any law, rule, or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of its Certificate of Incorporation or Articles of Organization, as the case may be, or By-laws or Operating Agreement, as the case may be, or of any contract or undertaking to which it is a party or by which it or its properties is or may be bound.

        2.2        This Amendment is the legal, valid, and binding obligation of each Loan Party, enforceable against it in accordance with the respective terms hereof.

        2.3        After giving effect to the amendments herein contained, except as set forth on Schedule 2.3 hereof, the representations and warranties contained in Section 9 of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

        2.4        No Event of Default or Unmatured Event of Default exists or has occurred or is continuing on the date hereof.

        ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective until each of the following has been satisfied:

         3.1        This Amendment shall have been executed by the Loan Parties, the Agent, and the Banks.

        3.2        The Loan Parties shall furnish to the Agent certified copies of the resolutions of the Board of Directors or the members, as the case may be, of the Loan Parties approving this Amendment, and of all documents evidencing other necessary corporate or company action, as the case may be, and governmental approvals, if any, with respect to this Amendment.

        3.3        The Loan Parties shall furnish to the Agent such other approvals, opinions, or documents as the Agent may reasonably request.

        3.4        The Loan Parties shall furnish to the Agent executed originals of the Capex Notes described in Section 1.3 hereof.

        3.5        The Loan Parties shall have entered into such amendments of the Subordination Agreements and the Subordinated Loan Documents as shall be acceptable to the Agent so as to provide, without limitation, for an increase in the amount of permitted “Senior Indebtedness” thereunder, sufficient to include within the definition of “Senior Indebtedness” the indebtedness evidenced by the Capex Notes.

        3.6        The Loan Parties shall have paid all out of pocket fees and disbursements of the Agent, including all unpaid fees and disbursements of Dickinson Wright PLLC due and owing as of the date of this Amendment.

        3.7        The Loan Parties shall have paid an amendment fee to the Agent for the pro rata benefit of the Banks in the amount of $15,000.00, all of which shall be deemed earned upon execution of this Amendment.

        ARTICLE IV. MISCELLANEOUS.

        4.1        From and after the date of this Amendment, references in the Credit Agreement or in any note, certificate, instrument or other document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as the same has been amended hereby and as further amended from time to time.

        4.2        The Loan Parties acknowledge and agree that the Agent and the Banks have fully performed all of their obligations under all documents executed in connection with the Credit Agreement and all actions taken by the Agent or any of the Banks are reasonable and appropriate under the circumstances and within their rights under the Credit Agreement and all other documents executed in connection therewith and otherwise available. The Loan Parties represent and warrant that they have no claims or causes of action against the Agent or any of the Banks.

        4.3        If any of the Loan Parties shall fail to perform or observe any term, covenant or agreement contained in this Amendment, or if any representation or warranty made by any Loan Party in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute an Event of Default in accordance with the Credit Agreement.

        4.4        Except as expressly amended hereby, the Loan Parties agree that the Loan Documents, and all other documents and agreements executed by the Loan Parties in connection with the Loan Documents in favor of the Agent or the Banks are ratified and confirmed and shall remain in full force and effect, and that they have no set off, counterclaim, or defense with respect to any of the foregoing. Notwithstanding the foregoing, and as further consideration for the agreements and understandings herein, the Loan Parties, on behalf of themselves and their employees, agents, executors, heirs, successors and assigns, do hereby release the Agent, the Banks, and their respective predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns, from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, including but not limited to claims arising from or in any way related to the Loan Documents or the business relationship among the Loan Parties, the Agent and the Banks, and any claims asserted or which could have been asserted by the Loan Parties or any of them in connection with the Loan Documents and this Amendment.

        4.5        The Loan Parties agree to pay and save the Agent and the Banks harmless from liability for the payment of all costs and expenses arising in connection with this Amendment, including the fees and expenses of Dickinson Wright PLLC, counsel to the Agent, in connection with the preparation and review of this Amendment and any related documents.

        4.6       The Agent, the Banks and the Loan Parties, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of the Loan Documents, this Amendment or any related instrument or agreement or any of the transactions contemplated by this Amendment or any conduct, dealing, statements (whether oral or written) or actions of any of them. None of the parties hereto shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any party hereto except by a written instrument executed by such party.

        4.7        THE LOAN PARTIES WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT ANY OF THEM MAY HAVE TO CLAIM OR RECOVER FROM THE AGENT OR THE BANKS IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

        4.8        This Amendment is made for the sole benefit and protection of the Loan Parties, the Agent and the Banks and their respective successors and permitted assigns (provided that the Loan Parties shall not be permitted, absent the prior written consent of the Agent, to assign any of their rights or obligations under this Amendment). No other person or entity shall have any rights whatsoever under this Amendment. Time shall be of the strictest essence in the performance of each and every one of the Loan Parties’ obligations hereunder. Notwithstanding any provision hereof, this Amendment shall not be considered to be binding upon the Agent and the Banks unless and until a copy hereof shall be executed by the Loan Parties, the Agent and the Banks, and delivered to the Agent.

        4.9        The Loan Documents, as modified and amended by this Amendment, constitute the entire understanding of the parties with respect to the subject matter hereof and may only be modified or amended by a further writing signed by the party to be charged. If any of the provisions of this Amendment are in conflict with any applicable statute or rule of law or otherwise unenforceable, such offending provisions shall be null and void only to the extent of such conflict or unenforceability, but shall be deemed separate from and shall not invalidate any other provision of this Amendment. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Documents.

        4.10        There are no promises or inducements which have been made to any signatory hereto to cause such signatory to enter into this Amendment other than those which are set forth in this Amendment. The Loan Parties acknowledge that they, or their authorized officers have thoroughly read and reviewed the terms and provisions of this Amendment and are familiar with same, that the terms and provisions contained herein are clearly understood by the Loan Parties and have been fully and unconditionally consented to by the Loan Parties and that the Loan Parties have had full benefit and advice of counsel of their own selection, or the opportunity to obtain the benefit and advice of counsel of their own selection, in regard to understanding the terms, meaning and effect of this Amendment, and that this Amendment has been entered into by the Loan Parties freely, voluntarily, with full knowledge, and without duress, and that in executing this Amendment, the Loan Parties are relying on no other representations, either written or oral, express or implied, made to the Loan Parties by any other party hereto, and that the consideration hereunder received by the Loan Parties has been actual and adequate.

        4.11        This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to conflicts of law principles of such State.

        4.12        This Amendment may be signed in any number of counterparts, with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures shall be effective as originals.

Remainder of this page blank intentionally

        IN WITNESS WHEREOF, the parties below have caused this Amendment to be executed and delivered as of the date first written above.

CLARION TECHNOLOGIES, INC. By: /s/ William Beckman ——————————————
Its: President ——————————————

CLARION REAL ESTATE, L.L.C. By: CLARION TECHNOLOGIES, INC., its Member By: /s/ William Beckman ——————————————
Its: President ——————————————

BANK ONE, N.A., for itself and as Agent By: /s/ Sommer M. Gillow ——————————————
Its: Vice President ——————————————

FIFTH THIRD BANK By: /s/ Kevin M. Paul ——————————————
Its: Vice President ——————————————

EXHIBIT C-1

FORM OF CAPEX NOTE

CAPEX NOTE

$_________	Grand Rapids, Michigan July 30, 2004

        FOR VALUE RECEIVED, the undersigned, Clarion Technologies, Inc., a Delaware corporation (the “Company”), and the subsidiaries of the Company signatory hereto (herein, the “Subsidiaries”, together with the Company and their respective successors and assigns, called the “Loan Parties”), jointly and severally, promise to pay to the order of ________________________, a _______________________________ (herein, together with its successors and assigns, called the “Bank”), the maximum principal sum available of _____________________________ and 00/100 Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Capex Loans made by the Bank to the undersigned pursuant to the Amended and Restated Credit Agreement described herein among the Loan Parties, the financial institutions, including the Bank, that are or from time to time may become parties thereto, and Bank One, NA, a national banking association with its main office in Chicago, Illinois, as agent, as shown in the Bank’s records.

        The Loan Parties further promise to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at such rates and at such times as shall be determined in accordance with the provisions of the Credit Agreement. Payments of both principal and interest are to be made in the lawful money of the United States of America in immediately available funds at the Agent’s principal office at 200 Ottawa Avenue, N.W., Grand Rapids, Michigan 49503, or at such other place as may be designated by the Agent to the Loan Parties in writing.

        This Capex Note (herein called this “Note”) is made pursuant to an Amended and Restated Credit Agreement dated as of April 14, 2003 among the Loan Parties, the financial institutions, including the Bank, that are or from time to time may become parties thereto, and Bank One, NA, a national banking association with its main office in Chicago, Illinois, as agent (herein, as the same may be amended, modified or supplemented from time to time, including any agreement entered into in replacement thereof, called the “Credit Agreement”).

        This Note is a Capex Note referred to in, evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement. The Credit Agreement, to which reference is hereby made, sets forth said terms and provisions, including, but not limited to, those under which this Note may or must be paid prior to its due date, may be converted to a Term Loan or may have the principal amount of the commitment reduced or may have its due date accelerated. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement. This Note is secured by the collateral described in and pursuant to the Credit Agreement and various other Loan Documents referred to therein, and reference is made thereto for a statement of terms and provisions of such collateral security, a description of collateral and the rights of the Agent and the Bank in respect thereof.

        In addition to, and not in limitation of, the foregoing and the provisions of the Credit Agreement hereinabove referred to, the Loan Parties further agree, subject only to any limitation imposed by applicable law and to the extent provided in the Credit Agreement, to pay all expenses, including reasonable attorneys’ fees and expenses, incurred by the Agent and the holder of this Note in seeking to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

        All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

        The liability of each Loan Party under this Note in general shall be joint and several, and each reference herein to the Loan Parties shall be deemed to refer to each such Loan Party. In furtherance and not in limitation of Bank’s rights and remedies hereunder or at law, Bank may proceed under this Note against any one or more of the Loan Parties in its absolute and sole discretion for any Loan Parties’ obligations under the Credit Agreement or any other liability or obligation of the Loan Parties arising hereunder.

        This Note is binding upon the undersigned and their respective successors and assigns, and shall inure to the benefit of the Bank and its successors and assigns. This Note is made under and governed by the laws of the State of Michigan without regard to conflict of laws principles.

[SIGNATURES ON NEXT PAGE]

(Signature Page to Capex Note)

        IN WITNESS WHEREOF, the Loan Parties have executed this Note as of the day and year first above written.

CLARION TECHNOLOGIES, INC. By: ——————————————
Its: ——————————————

CLARION REAL ESTATE, L.L.C. By: CLARION TECHNOLOGIES, INC., its Member By: ——————————————
Its: ——————————————

SCHEDULE 1.1

BANKS AND PRO RATA SHARES

Bank	Pro Rata Share of Revolving Commitment Amount	Amount of Term Loan	Pro Rata Share of Capex Commitment Amount	Pro Rata Share

Bank One, NA	$6,000,000	$7,920,000	$1,800,000	60%
Fifth Third Bank	$4,000,000	$5,280,000	$1,200,000	40%
TOTALS	$10,000,000	$13,200,000	$3,000,000	100%

SCHEDULE 2.3

REVISED REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES

        Schedule 9.6 is amended to delete item number 7. The claim filed by Ms. Bennett has been dismissed.

        Schedule 9.8 is amended to delete all references to Mito Plastics, Inc., which has been dissolved.

        Schedule 9.18 is amended to reflect that the Fairplains facility has been sold and is now leased from Stafford Real Estate, LLC, 109 N. Lafayette Street, Greenville, MI 48838.